As filed with the U.S. Securities and Exchange Commission on August 14, 2025.
Registration No. 333-[     ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
JIADE LIMITED
(Exact name of Registrant as specified in its charter)
Cayman Islands (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
18/F, Block D, Huirong Plaza, No. 88, Section 3, Jinhua Road
Jinjiang District, Chengdu City, Sichuan Province
The People’s Republic of China, 610000
(+86) 400-028-0776
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a Copy to:
Ying Li, Esq.
Lisa Forcht, Esq.
Hunter Taubman Fischer & Li LLC
950 Third Avenue, 19th Floor
New York, NY 10022
212-530-2206
Approximate date of commencement of proposed sale to the public:   Promptly after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.
PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED AUGUST 14, 2025
Up to 20,000,000 Class A Ordinary Shares
JIADE LIMITED
We are offering in a best efforts self-underwritten public offering up to 20,000,000 Class A ordinary shares, par value US$0.0001 per share (“Class A Ordinary Shares”). We are offering the Class A Ordinary Shares at an assumed public offering price of $0.95 per share.
The public offering price per share is an assumed price only. The actual number of Class A Ordinary Shares sold in the offering and actual public offering price will be determined at the time of pricing and may be at a discount to the current market price of our Class A Ordinary Shares or to the assumed price set forth above. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual public offering price. The assumed public offering price is used so that we can provide certain disclosures, which require a calculation based on the public offering price.
The Class A Ordinary Shares are being sold in this offering to certain purchasers under one or more securities purchase agreements between the respective purchasers and us.
Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “JDZG.” On August 13, 2025, the closing trading price of our Class A Ordinary Shares, as reported on the Nasdaq Capital Market, was $1.90 per Class A Ordinary Share.
Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the Class A Ordinary Shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of Class A Ordinary Shares sufficient to pursue the business goals outlined in this prospectus. Because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of Class A Ordinary Shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” on page 12 and “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2024 (the “2024 Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 25, 2025 for more information. We intend to complete one closing of this offering but may undertake one or more additional closings for the sale of the additional Class A Ordinary Shares to the investors in the initial closing. We expect to hold an initial closing on [•], 2025, but the offering will be terminated by [•], 2025, provided that the closing(s) of the offering for all of the Class A Ordinary Shares have not occurred by such date, and may be extended by us. Any extensions or material changes to the terms of the offering will be contained in an amendment to this prospectus.
Investing in our Class A Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 12 and “Item 3. Key Information — D. Risk Factors” in our 2024 Annual Report for a discussion of information that should be considered in connection with an investment in our Class A Ordinary Shares.
Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “Jiade Cayman,” “our Company,” or the “Company” refer to JIADE LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands; “Jiadezhigao HK” refers to JIADEZHIGAO LIMITED, a Hong Kong corporation and a wholly owned subsidiary of Jiade Cayman; “Shenzhen Kebiao” refers to Shenzhen Kebiao Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC”), which is 99.9472% owned by Jiadezhigao HK; “WISMASS HK” refers to WISMASS INTERNATIONAL HOLDINGS LIMITED, a Hong Kong corporation and a wholly owned subsidiary of Jiade Cayman; “Jiade Zhigao” refers to Sichuan Jiade Zhigao Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 82.4444% owned by Shenzhen Kebiao and 17.5556% owned by WISMASS HK; and “Kebiao Technology” refers to Sichuan Kebiao Technology Co., Ltd., a PRC limited liability company, which is wholly owned by Jiade Zhigao.
We are an exempted company with limited liability incorporated in the Cayman Islands with no material operations of our own and are not a Chinese operating company. This corporate structure involves unique risks to investors, as we conduct substantially all of our operations through our PRC subsidiaries. The Class A Ordinary Shares offered in this prospectus are shares of the Cayman Islands exempted company instead of Class A Ordinary Shares of our operating entities in the PRC. Holders of our shares do not directly own any

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.
equity interests in our PRC subsidiaries, but will instead own shares of a Cayman Islands exempted company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — Chinese regulatory authorities could disallow our holding company structure, which may result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.”
We are subject to certain legal and operational risks associated with the business operations of our PRC subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our PRC subsidiaries, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As confirmed by our PRC counsel, China Commercial Law Firm, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, or the Regulations on the Network Data Security Administration (the “Security Administration”), because our PRC subsidiaries are not critical information infrastructure operators (“CIIOs”) or online platform operators that possess personal information over one million users or engage in data processing activities that affect or may affect national security. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — Greater oversight by the Cyberspace Administration of China (“CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our PRC subsidiaries’ business and our offerings” in the 2024 Annual Report. Our PRC counsel, China Commercial Law Firm, has advised us that we are required to file with the China Securities Regulatory Commission (the “CSRC”) within three working days after the completion of the issuance for this offering. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Item 4. Information of the Company — B. Business Overview — Regulations  — Regulations Relating to Overseas Listings.” in the 2024 Annual Report. On August 8, 2023, our PRC subsidiaries filed with the CSRC in connection with this offering and listing pursuant to the Trial Measures, and on September 22, 2023, our PRC subsidiaries submitted supplemental documents and information in response to comments they received from the CSRC. On January 2, 2024, the CSRC approved the filings submitted by our PRC subsidiaries. Except for the requirement for such CSRC approval under the Trial Measures, as of the date of this prospectus, neither we nor our subsidiaries have received any inquiry, notice, warning, or sanction regarding our overseas listing from any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”), the CSRC, the CAC, or other PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us and our subsidiaries to obtain regulatory approval from Chinese authorities before listing or offering of our securities in the U.S or operating our business. If we do not receive or maintain the approval as mandated by current or future laws and regulations, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.
regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.
In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), as amended, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years, beginning in 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. Our auditor, Enrome LLP, is located in Singapore and has been inspected by the PCAOB. Our previous auditor, ZH CPA, LLC, is headquartered in Denver, Colorado, and has also been regularly inspected by the PCAOB, with the last inspection in February 2025. The PCAOB currently has access to inspect the working papers of our auditor, and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”
As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as an exempted company, we will be dependent on receipt of funds from Jiadezhigao HK, which is dependent on receipt of funds from Shenzhen Kebiao, which will in turn rely on payments made from Kebiao Technology, Kunyuan, and Jiazhi to Jiade Zhigao, and the distribution of such payments from Jiade Zhigao to Shenzhen Kebiao. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash between our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from providing capital or loans to our PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact our dividends distribution to investors. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us,” “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of offshore offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect their liquidity and their ability to fund and expand their business,” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — Governmental control of currency conversion

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.
may affect the value of your investment and our payment of Dividends” in the 2024 Annual Report. Further, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets. There is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company or our subsidiaries to transfer cash or assets. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets” in the 2024 Annual Report. We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, discussed, considered, and reviewed by the relevant departments in our Company, and approved by our Chairman of the Board of Directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plans and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. Except for the increased capital contributions between our Company and our subsidiaries as described in the “— Corporate History and Structure,” as of the date of this prospectus, as of the date of this prospectus, no cash transfer or transfer of other assets has occurred between our Company and our subsidiaries. See “Item 8 Financial Information — A. Consolidated Statements and Other Financial Information — Dividends policy” in the 2024 Annual Report, and our audited consolidated financial statements for the years ended December 31, 2022, 2023, and 2024.
We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 9 of this prospectus for more information.
Following the completion of this offering, our Chairman of the Board of Directors and Co-chief Executive Office, Mr. Yuan Li, will hold approximately 70.74% of the aggregate voting power of our issued and outstanding Class A and Class B Ordinary Shares as a group and will be able to determine all matters requiring approval by our shareholders, assuming the sale of all Class A Ordinary Shares offered hereby. As such, we will be deemed to be a “controlled company” under Nasdaq Listing Rules 5615(c). However, even if we are deemed to be a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. See “Risk Factors — Risks Relating to Our Dual-Class Share Structure — Since we are a ‘controlled company’ within the meaning of the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.”
	Per Share		Total (assuming maximum offering)
Public offering price(1)	$	[•]	$	[•]
Proceeds, before expenses, to us(2)	$	[•]	$	[•]

(1)
The public offering price is $0.95 per Class A Ordinary Share.

(2)
We estimate the total expenses of this offering payable by us will be approximately $208,542.

Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated August [•], 2025

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About this Prospectus
We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell Class A Ordinary Shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for the Class A Ordinary Shares is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.
We have not taken any action to permit this offering of the Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus or any filed free-writing prospectus outside the United States.
Conventions that Apply to this Prospectus
Unless otherwise indicated or the context requires otherwise, references in this prospectus to:
•
“adult education institutions” are to training schools, institutions, or other organizations that offer a variety of educational programs or courses specifically tailored to meet the learning needs of individuals who are beyond traditional school age, including programs and courses related to Self-taught Higher Education Examinations (defined below), the National Unified Examination for College Admissions for Adults (defined below), and the Open University of China (defined below);

•
“China” or the “PRC” are to the People’s Republic of China;

•
“Class A Ordinary Shares” are to the Class A ordinary shares of JIADE LIMITED, par value US$0.0001 per share;

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“Class B Ordinary Shares” are to the Class B ordinary shares of JIADE LIMITED, par value US$0.0001 per share;

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“Jiadezhigao HK” are to JIADEZHIGAO LIMITED, a Hong Kong corporation and a wholly owned subsidiary of Jiade Cayman (defined below);

•
“Jiade Zhigao” are to Sichuan Jiade Zhigao Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 82.4444% owned by Shenzhen Kebiao (defined below) and 17.5556% owned by WISMASS HK (defined below);

•
“Jiazhi” are to Sichuan Jiazhi Taizhang Safety Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 100% owned by Jiade Zhigao;

•
“Kebiao Technology” are to Sichuan Kebiao Technology Co., Ltd., a PRC limited liability company, which is wholly owned by Jiade Zhigao;

•
“Kunyuan” are to Sichuan Kunyuan Safety Technology Services Co., Ltd., a limited liability company organized under the laws of the PRC, which is 75% owned by Jiade Zhigao.

•
“Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares of JIADE LIMITED, collectively;

•
“Preference Shares” are the preference shares of JIADE LIMITED, par value of US$0.0001 per share;

•
“Renminbi” or “RMB” are to the legal currency of China;

ii

•
“Self-taught Higher Education Examinations,” “self-study exams,” or “self-enrollment exams” are to a Chinese education system that allows individuals to study and take exams to earn higher education qualifications without attending formal college or university courses, whereby those who pass the Self-taught Higher Education Examinations are granted qualifications equivalent to those earned through traditional college or university courses, and these qualifications are recognized by the Chinese government and many employers in China;

•
“Shenzhen Kebiao” are to Shenzhen Kebiao Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 99.9472% owned by Jiadezhigao HK;

•
“The National Unified Examination for College Admissions for Adults” or “NUE” are to a standardized test in China for adults seeking admission to undergraduate programs in universities, where the NUE provides individuals who have not had the opportunity to pursue higher education with a chance to gain admission to universities and pursue further education, and the test covers a range of subjects, including Chinese language, mathematics, and English, and is administered annually by the PRC Ministry of Education (the “MOE”);

•
“The Open University of China” or “OUC” are to a distance education institution in China that provides education to people who are unable to attend traditional universities, where the OUC offers undergraduate and graduate programs, as well as non-degree continuing education courses, by utilizing a variety of media, including television, radio, and the Internet, for program delivery;

•
“the PRC subsidiaries” or “our PRC subsidiaries” are to Shenzhen Kebiao, Jiade Zhigao, Kebiao Technology, Kunyuan, and Jiazhi, collectively;

•
“U.S. dollars,” “USD,” “US$,” and “dollars” are to the legal currency of the United States;

•
“we,” “us,” “our,” “Jiade Cayman,” “our Company,” or the “Company” are to JIADE LIMITED, a Cayman Islands exempted company; and

•
“WISMASS HK” are to WISMASS INTERNATIONAL HOLDINGS LIMITED, a Hong Kong corporation and a wholly owned subsidiary of Jiade Cayman.

This prospectus includes our audited consolidated financial statements for the years ended December 31, 2022, 2023, and 2024. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations and the value of our assets.
This prospectus contains translations of RMB amounts into U.S. dollars at specified rates. Unless otherwise stated, the following exchange rates are used in this prospectus:
	December 31,
US$ Exchange Rate	2022	2023	2024
At the end of the year – RMB	RMB6.8972 to US$1.00	RMB7.0999 to US$1.00	RMB7.2993 to US$1.00
Average rate for the year – RMB	RMB6.7518 to US$1.00	RMB7.0896 to US$1.00	RMB7.1933 to US$1.00

iii

PROSPECTUS SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements incorporated by reference into this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors” of this prospectus and “Item 3. Key Information — D. Risk Factors” in our 2024 Annual Report before deciding whether to buy our Class A Ordinary Shares.
Corporate History and Structure
Kebiao Technology was established on April 28, 2020, as a limited liability company organized under the laws of the PRC. On December 14, 2022, Kebiao Technology was acquired by Jiade Zhigao, a limited liability company organized on May 6, 2022 under the laws of the PRC, from Yuan Li and Zhirong Zhou, two previous owners of Kebiao Technology for a total consideration of RMB2,000,000. On December 2, 2022, WISMASS HK, a company incorporated in Hong Kong on October 24, 2022 and then a wholly owned subsidiary of WISMASS BVI, entered into a share transfer agreement with Yuan Li, who was then the 51.33% owner of Jiade Zhigao, to acquire 9% of the equity interests in Jiade Zhigao from Yuan Li for a total consideration of RMB180,000. Consequently, Jiade Zhigao became a foreign-invested enterprise in the PRC. On May 26, 2023, WISMASS HK entered into a share subscription agreement with Jiade Zhigao to purchase newly issued 9.8901% of the equity interests in Jiade Zhigao, for a total consideration of RMB751,648. As of the date of this prospectus, WISMASS HK owns 17.5556% of the equity interests in Jiade Zhigao.
In connection with our initial public offering, we have undertaken a reorganization of our corporate structure in the following steps:
•
on February 20, 2023, we incorporated Jiade Cayman under the laws of the Cayman Islands;

•
on March 30, 2023, we incorporated Jiadezhigao HK in Hong Kong as a wholly owned subsidiary of Jiade Cayman;

•
on May 23, 2023, Shenzhen Kebiao was incorporated pursuant to PRC laws as a wholly owned subsidiary of Jiadezhigao HK; and

•
Zhirong Zhou, Sichuan Zhongtaizhigao Information Technology Consulting Partnership, and Sichuan Jiaduozhigao Information Technology Consulting Partnership in exchange for newly issued 1% of the equity interest in Shenzhen Kebiao, through an equity transfer agreement. As a result, Shenzhen Kebiao was 99% owned by Jiadezhigao HK, with the remaining 1% collectively owned by Yuan Li, Zhirong Zhou, Sichuan Zhongtaizhigao Information Technology Consulting Partnership, and Sichuan Jiaduozhigao Information Technology Consulting Partnership. On June 30, 2023, Jiade Cayman entered into a share swap agreement with WISMASS BVI to acquire 100% of the equity interests in WISMASS HK from WISMASS BVI in exchange for 4,035,471 newly issued Class A Ordinary Shares of Jiade Cayman. Consequently, Jiade Cayman, through a restructuring, which is accounted for as a reorganization of entities under common control, became the ultimate holding company of all other entities mentioned above.

On December 2, 2024, the registered capital of Shenzhen Kebiao was increased from RMB2,075,147 to RMB38,304,147. The additional RMB 36,229,000 (approximately US$5 million) was subscribed but not fully paid by its shareholder, Jiadezhigao HK. The entire amount of US$5 million was recorded as subscribed capital. Following this capital subscription , Jiadezhigao HK’s equity interest in Shenzhen Kebiao increased to 99.9472%. On June 13, 2024, Shenzhen Kebiao subscribed for an additional 2.4965% equity interest in Jiade Zhigao at a price of RMB16,453,868 (approximately US$2.27 million). Of such amount, RMB56,183 (approximately US$7,751) was recorded as paid-in capital and RMB16,397,685 (approximately US$2,262,249) was recorded as capital reserve. Following the capital contribution, Shenzhen Kebiao held 82.4444% of the equity interests in Jiade Zhigao, and WISMASS HK held the remaining 17.5556% of the equity interests in HK.
On December 24, 2024, Jiade Zhigao entered into an equity transfer agreement (the “Kunyuan Agreement”) with Chengdu Meirusi Technology Co., Ltd. (“Meirusi”), which is a PRC limited liability company holding 75% of the equity interests in Sichuan Kunyuan Safety Technology Services Co., Ltd.

(“Kunyuan”), to acquire 75% of the equity interests in Kunyuan from Meirusi (the “First Acquisition”). In consideration for the First Acquisition, Jiade Zhigao agreed to pay RMB9,000,000 (approximately US$1,234,000) to Meirusi, subject to the satisfaction by Meirusi and Kunyuan of their obligations under the Kunyuan Agreement. On December 24, 2024, Jiade Zhigao also entered into an equity transfer agreement (the “Jiazhi Agreement”) with Meirusi, the sole shareholder of Sichuan Jiazhi Taizhang Safety Technology Co., Ltd. (“Jiazhi”), to acquire 100% of the equity interests in Jiazhi from Meirusi (the “Second Acquisition”). In consideration for the Second Acquisition, Jiade Zhigao agreed to pay RMB23,000,000 (approximately US$3,153,000) to Meirusi, subject to the satisfaction by Meirusi and Jiazhi of their obligations under the Jiazhi Agreement. As a result of the First Acquisition and the Second Acquisitions, Kunyuan and Jiazhi became the PRC operating entities of Jiade Cayman on January 9, 2025 and January 26, 2025, respectively.
The following chart illustrates our corporate structure as of the date of this prospectus.

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares will be entitled to 50 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.
(1)
Represents 1,052,063 Class B Ordinary Shares indirectly held by Yuan Li, the 100% owner of JD LIYUAN LIMITED, as of the date of this prospectus.

(2)
Represents 827,063 Class A Ordinary Shares indirectly held by Zhirong Zhou, the 100% owner of ZHOUZHIRONG LIMITED, as of the date of this prospectus.

(3)
Represents 133,375 Class A Ordinary Shares held by JDJDZG LIMITED, which is 16.82% owned by Yuan Li and 83.18% owned by 13 other shareholders, as of the date of this prospectus.

(4)
Represents 262,500 Class A Ordinary Shares held by JDZTZG LIMITED, which is 79.72% owned by Yuan Li and 20.28% owned by six other shareholders, as of the date of this prospectus.

(5)
As of the date of this prospectus, Shenzhen Kebiao is 99.9475% owned by Jiadezhigao HK. The remaining 0.0525% of the company is collectively owned by Yuan Li, Zhirong Zhou, Sichuan Zhongtaizhigao Information Technology Consulting Partnership, and Sichuan Jiaduozhigao Information Technology Consulting Partnership.

(6)
As of the date of this prospectus, Kunyuan is 75% owned by Jiade Zhigao. The remaining 25% of the shares of the company are collectively owned by two shareholders (specifically, 15% are owned by Huai Tang and 10% are owned by Tingting Deng).

We are subject to certain legal and operational risks associated with the business operations of our PRC subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our PRC subsidiaries, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As confirmed by our PRC counsel, China Commercial Law Firm, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, or the Security Administration, because our PRC subsidiaries are not CIIOs or online platform operators that possess personal information over one million users or engage in data processing activities that affect or may affect national security. Since these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, ability to accept foreign investments, and our continuous listing on the Nasdaq Stock Market. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our PRC subsidiaries’ business and our offerings” in the 2024 Annual Report.
In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), as amended, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years, beginning in 2022. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB- registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor prior to January 20, 2025, ZH CPA LLC, had been inspected by the PCAOB on a regular basis in the ordinary course of the audit period in which it was engaged. Our auditor since January 20, 2025, Enrome LLP, is headquartered in Singapore, and has been inspected by the PCAOB. Neither ZH CPA LLC nor Enrome LLP is subject to the determination issued by the PCAOB on December 16, 2021. However, the recent developments may add uncertainties to our offerings, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S” in the 2024 Annual Report.

Business Overview
Our Company
Our PRC subsidiaries are companies that specialize in providing one-stop comprehensive education supporting services to adult education institutions, through a wide spectrum of software platform and auxiliary solutions, to meet the evolving needs of their customers in the rapidly changing adult education industry.
Our PRC subsidiaries’ services are primarily offered through the Kebiao Technology Educational Administration Platform (the “KB Platform”), which facilitates streamlined information and data management throughout the teaching cycle of adult education services, from pre-enrollment to post-graduation. The KB Platform has enabled adult education institutions to improve student management efficiency, save labor costs, and reduce human errors in data management. The KB Platform supports a broad range of functions, such as enrollment consultation, student information collection, enrollment status management, learning progress management, grade inquiry, and graduation management.
As part of the one-stop comprehensive education supporting services, our PRC subsidiaries also provide auxiliary solutions to adult education institutions, which encompass teaching support services throughout the entire teaching cycle and related exam administration services. Specifically, our PRC subsidiaries offer pre-enrollment guidance on school/major selection and application strategy development, training for entrance exams, as well as assistance in the application process. They also provide offline tutoring, exam administration services, and guidance on graduation thesis preparation.
Our PRC subsidiaries place a great premium on technology research and development. As of the date of this prospectus, our PRC subsidiaries have acquired 36 software copyrights and eight copyright registration certificates since their incorporation in April 2020. In November 2022, Kebiao Technology, one of our PRC subsidiaries, was designated a High and New Technology Enterprise (“HNTE”) (No. GR202251000919) by Sichuan Provincial Department of Science and Technology, Sichuan Provincial Department of Finance, and Sichuan Provincial Tax Bureau of the State Taxation Administration. This certification is awarded to companies that have engaged in continuous research and development and technology commercialization leading to significant independent intellectual property rights within certain high-tech sectors.
Our PRC subsidiaries’ business has experienced rapid growth since their inception. For the years ended December 31, 2022, 2023, and 2024, we had total revenue of approximately RMB10,239,000, RMB15,571,000, and RMB18,742,000 (US$2,568,000), respectively. Our net income was approximately RMB5,360,000, RMB9,562,000, and RMB5,607,000 (US$768,000) for the respective years. As of December 31, 2022, 2023, and 2024, we had cash of approximately RMB2,604,000, RMB7,082,000, and RMB3,918,000 (US$537,000), respectively, and had working capital of approximately RMB6,589,000, RMB15,403,000, and RMB21,262,000 (US$2,913,000), respectively. As of December 31, 2024, our PRC subsidiaries had accumulatively provided technological support services to over 17 adult education institutions and had accumulatively provided support services to approximately 88,807 students.
Competitive Strengths
We believe the following competitive strengths are essential for our PRC subsidiaries’ success and differentiate them from their competitors:
•
wide-ranging software platform and auxiliary solutions spanning the whole teaching cycle;

•
competitive technological advantages fueled by proprietary software and tech-driven strategies;

•
scalable business attributable to a well-established set of processes and standards;

•
robust governmental polices that bolstered the fast-growing adult education industry; and

•
visionary and experienced management and business teams with strong technical and operational expertise.

Growth Strategies
Our PRC subsidiaries intend to develop their business and strengthen brand loyalty by implementing the following strategies:
•
further expand our PRC subsidiaries’ business into new markets with unmet demand;

•
expand our PRC subsidiaries’ offerings with a focus on production safety training and vocational skills development;

•
continue to invest in technology research and development to develop and update existing and new software systems and expand business and profitability; and

•
pursue additional strategic and financially attractive acquisitions.

Corporate Information
Our principal executive offices are located at 18/F, Block D, Huirong Plaza, No. 88, Section 3, Jinhua Road, Jinjiang District, Chengdu City, Sichuan Province, China, and our phone number is (+86) 400-028-0776. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and the phone number of our registered office is +1 400-028-0776. We maintain a corporate website at ir.sckbkj.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Permissions or Approval Required from the PRC Authorities for Our Operations and Offering
Our PRC legal counsel, China Commercial Law Firm, has advised us that, in order to operate our business activities as currently conducted in China, each of our PRC subsidiaries is required to obtain a business license from the State Administration for Market Regulation (the “SAMR”). We confirm that, as of the date of this prospectus, each of our PRC subsidiaries has obtained a valid business license from the SAMR and no application for any such license has been denied. Furthermore, China Commercial Law Firm has advised us that, as of the date of this prospectus, our PRC subsidiaries are not required to obtain any other approval, licenses, or permits from PRC governmental authorities to conduct their business. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew any such approvals, licenses, or permits, if and when required, on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our Ordinary Shares could depreciate significantly or become worthless.
Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Regulations — Regulations Relating to Overseas Listings.” On August 8, 2023, our PRC subsidiaries filed with the CSRC in connection with this offering and listing pursuant to the Trial Measures, and on September 22, 2023, our PRC subsidiaries submitted supplemental documents and information in response to comments they received from the CSRC. On January 2, 2024, the CSRC approved the filings submitted by our PRC subsidiaries. Our PRC counsel, China Commercial Law Firm, has advised us that we are required to file with the CSRC within three working days after the completion of the issuance for this offering.
On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies” (the “Archive Provisions”) and became effective on March 31, 2023 together with the Trial Measures. One of the major revisions to the Archive Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. On or after March 31, 2023, any failure or perceived failure by our Company or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. As there are still uncertainties regarding the interpretation and implementation of the Trial Measures and any regulatory guidance related thereto, we cannot assure you that our filing documents in connection with this offering and listing will meet the standards of the CSRC, or that we will be able to comply with any additional regulatory requirements, which may arise from the evolving interpretation of the Opinions, the Trial Measures, or any related implementing rules to be enacted, with respect to our future overseas capital-raising activities. See “Item 3 Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities subject us to additional compliance requirements in the future” in the 2024 Annual Report. Other than the CSRC review under the Trial Measures, as confirmed by our PRC counsel, China Commercial Law Firm, neither we nor our PRC subsidiaries are required to obtain, or have been denied, any other approval, licenses, or permits from PRC governmental authorities to offer our securities.
The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to CIIOs that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries. As of the date of this prospectus, we have not received any notice from any authorities identifying any of our PRC subsidiaries as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC. As confirmed by our PRC counsel, China Commercial Law Firm, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures or the Security Administration, because our PRC subsidiaries are not CIIOs or online platform operators that possess personal information over one million users or engage in data processing activities that affect or may affect national security. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. For further details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — Risks Relating to Doing Business in the PRC — Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our PRC subsidiaries’ business and our offerings” in the 2024 Annual Report.
Asset Transfers Between Our Company and Our Subsidiaries
Except for the increased capital contributions between our Company and our subsidiaries as described in the “— Corporate History and Structure,” as of the date of this prospectus, no other cash transfer or transfer of other assets has occurred between our Company and our subsidiaries. We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, which were discussed, considered, and reviewed by the relevant departments in our Company, and approved by our Chairman of the Board of Directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.
Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences
As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.
Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.
If we determine to pay dividends on any of our Ordinary Shares in the future, as an exempted company, we will be dependent on receipt of funds from Jiadezhigao HK, which is dependent on receipt of funds from Shenzhen Kebiao, which will in turn rely on payments made from Kebiao Technology, Kunyuan, and Jiazhi to Jiade Zhigao, and the distribution of such payments from Jiade Zhigao to Shenzhen Kebiao.
Current PRC regulations permit our PRC subsidiaries to pay dividends to Jiadezhigao HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital.
The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our PRC subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Ordinary Shares.
Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Jiadezhigao HK may be considered a non-resident enterprise for tax purposes, so that any dividends our PRC subsidiaries pay to Jiadezhigao HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Item 10. Additional Information — E. Taxation — People’s Republic of China Enterprise Taxation” in the 2024 Annual Report.
Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by- case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to any dividends paid by Shenzhen Kebiao to its immediate holding company, Jiadezhigao HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Jiadezhigao HK intends to apply for the tax resident certificate if and when Shenzhen Kebiao plans to declare and pay dividends to Jiadezhigao HK. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of Shenzhen Kebiao, and dividends payable by Shenzhen Kebiao to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in the 2024 Annual Report.
Our Securities
On June 24, 2025, the Company effected a consolidation of all of the Company’s authorized issued and unissued ordinary shares on a 8:1 basis (the “Share Consolidation”), which was approved by the Company’s board of directors on May 6, 2025, and approved by the Company’s shareholders on May 23, 2025. As a result of the Share Consolidation, the 200,000,000 authorized ordinary shares, issued and unissued, in the Company of $0.01 par value, were automatically consolidated into to 25,000,000 ordinary shares of $0.08 par value each, without any action on the part of the shareholders.
On June 24, 2025, the Company also effected a change in its authorized share capital and reclassified its share structure (the “Change of Authorized Share Capital”), which was also approved by the Company’s board of directors on May 6, 2025, and approved by the Company’s shareholders on May 23, 2025. Pursuant to the Change of Authorized Share Capital, the Company’s authorized share capital was increased from $2,000,000 divided into 25,000,000 ordinary shares of a par value of $0.08 each, to an aggregate of (i) $2,000,000 divided into 25,000,000 ordinary shares of a par value of $0.08 each, and (ii) $50,000 divided into 500,000,000 shares of a par value of $0.0001 each, consisting of (a) 395,000,000 Class A Ordinary Shares, (b) 75,000,000 Class B Ordinary Shares, and (c) 30,000,000 Preference Shares, each with such rights and restrictions as set forth in the Company’s second amended and restated memorandum and articles of association. Immediately following such increase in authorized share capital, the Company issued (i) an aggregate of approximately 2,014,893 Class A Ordinary Shares to all existing shareholders of the Company, other than JD LIYUAN LIMITED, pro rata based on their existing shareholding percentages, and (ii) 1,052,063 Class B Ordinary Shares to JD LIYUAN LIMITED (together, the “Issue of Dual Class Shares”). Such issuances did not affect the relative shareholding percentages of any shareholder in the Company. Following the Issue of Dual Class Shares, the Company repurchased all of the approximately 3,066,935 issued ordinary shares of $0.08 par value held by its shareholders and simultaneously canceled such shares. Lastly, the Company canceled all 25,000,000 of its remaining authorized but unissued ordinary shares of $0.08 par value. As a result of the Share Consolidation and Change of Authorized Share Capital, the Company’s authorized share capital became $50,000 divided into 500,000,000 shares of a par value of $0.0001 each, consisting of 395,000,000 Class A Ordinary Shares, 75,000,000 Class B Ordinary Shares, and 30,000,000 Preference Shares.
On July 15, 2025, we adopted the JIADE Limited 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”), pursuant to which, on the same date, we issued an aggregate of 302,230 Class A Ordinary Shares, par value US$0.0001 per share, as follows: 75,557 Class A Ordinary Shares were issued to Xiwen Liang, 75,558 Class A Ordinary Shares were issued to Huiting Peng, 75,557 Class A Ordinary Shares were issued to Zhiqiu Xia, and 75,558 Class A Ordinary Shares were issued to Jun Fu. Following these issuances, we had 2,317,123 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares outstanding.
Unless otherwise indicated, all references to Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the Share Consolidation, Change of Authorized Share Capital, and Issue of Dual Class Shares, as if they had occurred at the beginning of the earlier period presented.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 50 votes per Class B Ordinary Share. Due to the voting power of Class B Ordinary Shares, the holders of Class B Ordinary Shares currently have, and may continue to have, a concentration of voting power, which limits the holders of Class A Ordinary Shares’ ability to influence corporate matters. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. See “Description of Share Capital.”
Implications of Our Being an “Emerging Growth Company”
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:
•
are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•
are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•
are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

•
are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure; and

•
are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.
Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, December 31, 2029, if we have more than US$1.235 billion in annual revenue, have more than US$700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than US$1 billion in principal amount of non-convertible debt over a three-year period.
Foreign Private Issuer Status
We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:
•
we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•
for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•
we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•
we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•
we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•
we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Controlled Company
Upon completion of this offering, our Chairman of the Board of Directors and Co-Chief Executive Officers, Mr. Yuan Li, will hold approximately 70.74% of the aggregate voting power of our outstanding Class A Ordinary Shares and Class B Ordinary Shares as a group and will be able to determine all matters requiring approval by our shareholders, assuming the sale of all Class A Ordinary Shares offered hereby. As a result, we will be deemed to be a “controlled company” for the purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:
•
the requirement that our director nominees be selected or recommended solely by independent directors; and

•
the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed to be a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Risk Factors — Risks Relating to Our Dual-Class Share Structure — Since we are a ‘controlled company’ within the meaning of the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders

THE OFFERING
Securities offered by us
Up to 20,000,000 Class A Ordinary Shares
Assumed public offering price
The Class A Ordinary Shares are offered at an assumed public offering price of $0.95 per share.
Best-efforts offering
We are offering the Class A Ordinary Shares on a best-efforts basis.
No minimum offering amount is required as a condition to closing this offering. We intend to complete one closing of this offering, but may undertake one or more additional closings for the sale of additional Class A Ordinary Shares. We expect to hold an initial closing of the offering on [•], 2025, but the offering will be terminated by [•], 2025, provided that closing(s) of the offering for all of the securities have not occurred by such date, and may be extended by us.
Ordinary Shares Outstanding Immediately After This Offering(1)
22,317,123 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares assuming the sales of all the Class A Ordinary Shares we are offering at an assumed public offering price of $0.95 per share.
Use of Proceeds
Based on an assumed public offering price of $0.95 per share, we estimate that we will receive net proceeds of approximately $18,791,458 from this offering, assuming the sales of all of the Class A Ordinary Shares we are offering, after deducting estimated offering expenses payable by us.
We anticipate using the net proceeds of this offering primarily for (i) market promotion, (ii) research and development investment, (iii) acquisition of vocational training institutions, although we have not yet identified nor entered into preliminary negotiations with any specific acquisition target and do not have any agreements for acquisitions or investments as of the date of this prospectus, and (iv) supplementation of working capital. See “Use of Proceeds.”
Risk Factors
Investing in our Class A Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 12, and in the other documents incorporated by reference into this prospectus.
Listing
Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “JDZG.”
Transfer Agent
VStock Transfer, LLC
Payment and Settlement
We expect that the delivery of the Class A Ordinary Shares for the initial closing against payment therefor will occur on or about [•], 2025.

(1)
The total number of Ordinary Shares that will be outstanding immediately after this offering (assuming the sale of all the Class A Ordinary Shares being offered in this offering) is based upon 2,317,123 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares issued and outstanding as of the date of this prospectus.

RISK FACTORS
An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should carefully consider the risk described under “Risk Factors” under the heading “Item 3. Key Information — D. Risk Factors” in the 2024 Annual Report on file with the SEC, which is incorporated by reference into this prospectus, as well as the risk factors below, which augment the risk factors set forth in our 2024 Annual Report, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our Class A Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment.
Risks Relating to Our Dual-Class Share Structure
The dual class structure of our Ordinary Shares has the effect of concentrating voting control with Mr. Yuan Li, our Chairman of the Board of Director and Co-Chief Executive Officer, and his interest may not be aligned with the interests of our other shareholders.
We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Under this structure, holders of Class A Ordinary Shares are entitled to one vote per one Class A Ordinary Share, and holders of Class B Ordinary Shares are entitled to 50 votes per one Class B Ordinary Share, which may cause the holders of Class B Ordinary Shares to have an unbalanced, higher concentration of voting power. As of the date of this prospectus, Mr. Yuan Li, our Chairman of the Borad of Directors and Co-Chief Executive Officer, beneficially owns 397,875, or approximately 17.08% of our issued Class A Ordinary Shares, and 1,052,063, or 100%, of our issued Class B Ordinary Shares, representing approximately 96.5% of the voting rights in our Company. As a result, until such time as Mr. Yuan Li’s voting power is below 50%, Mr. Yuan Li as the controlling shareholder has substantial influence over our business, including decisions regarding mergers, consolidations, and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. He may take actions that are not in the best interests of us or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of Class B Ordinary Shares may also be dilutive to the holders of Class A Ordinary Shares. As a result, the market price of our Class A Ordinary Shares could be adversely affected.
The dual-class structure of our Ordinary Shares may adversely affect the trading market for our Class A Ordinary Shares.
Several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our Ordinary Shares may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A Ordinary Shares.
Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.
Our largest shareholder, Mr. Yuan Li, indirectly owns more than a majority of the voting power of our outstanding Ordinary Shares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.
Risks relating to this Offering
We are selling this offering without an underwriter and may be unable to sell any shares.
This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through Mr. Yuan Li, our Co-Chief executive officer and chairperson of the board of directors, who will receive no commissions. Mr. Li will offer the shares to friends, relatives, acquaintances, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Mr. Li does not have any experience conducting a best efforts offering, which decreases the likelihood that this offering will be successful.
The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.
Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we had 2,317,123 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares outstanding. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. We cannot predict what effect, if any, market sales of Class A Ordinary Shares held by our significant shareholders or any other shareholder or the availability of these Class A Ordinary Shares for future sale will have on the market price of our Class A Ordinary Shares. See “Plan of Distribution” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our Class A Ordinary Shares after this offering.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
To the extent we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value.
You will experience immediate and substantial dilution in the net tangible book value per share of the Class A Ordinary Shares you purchase.
Because the public offering price per Class A Ordinary Share being offered is substantially higher than the net tangible book value per share of our Class A Ordinary Shares, you will suffer immediate and substantial dilution in the net tangible book value of the Class A Ordinary Shares you purchase in the offering. Assuming a public offering price of $[•], you will experience an immediate dilution of approximately $[•] per Class A Ordinary Share, with respect to the net tangible book value of our Class A Ordinary Shares as of December 31, 2024. See “Dilution.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:
•
assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

•
our ability to execute our growth, and expansion, including our ability to meet our goals;

•
current and future economic and political conditions;

•
our capital requirements and our ability to raise any additional financing which we may require;

•
our ability to attract clients and further enhance our brand recognition;

•
our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•
trends and competition in the adult education supporting service industry; and

•
other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.
Substantially all of our assets are located in the PRC. In addition, seven of our eight directors and officers, namely Yuan Li, Li Tan, Xiang Lan, Hangyu Dai, Kunqi Bai, Shuang Qiu, and Yaxuan Yang are nationals or residents of the PRC. All or a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. See “3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our directors and officers that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China” in the 2024 Annual Report.
We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.
Maples and Calder (Hong Kong) LLP, our legal counsel with respect to the laws of the Cayman Islands, and China Commercial Law Firm, our counsel with respect to PRC laws, have advised us that the courts of the Cayman Islands or the PRC are unlikely (i) to recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) in original actions brought in the Cayman Islands or the PRC to impose liabilities against us or our directors or officers that are predicated upon the civil liability provisions of U.S. federal securities laws or the securities laws of any state in the United States so far as the liabilities imposed by those provisions are penal in nature.
Maples and Calder (Hong Kong) LLP has further advised us that although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments, a judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final and conclusive; (iv) is not in respect of taxes, a fine or a penalty; and (v) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands.
China Commercial Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. China Commercial Law Firm has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

USE OF PROCEEDS
Based on an assumed public offering price of $0.95 per share, we estimate that we will receive net proceeds from this offering of approximately $18,791,458, assuming the sales of all of the Class A Ordinary Shares we are offering, after deducting the estimated offering expenses payable by us. However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.
We plan to use the net proceeds we receive from this offering for the following purposes: (i) approximately 30% for market expansion and promotion in new regions, (ii) approximately 30% for research and development investment, (iii) approximately 20% for acquiring vocational training institutions, although we have not yet identified nor entered into preliminary negotiations with any specific acquisition target and do not have any agreements for acquisitions or investments as of the date of this prospectus, and (iv) approximately 20% for working capital purposes.
The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.
Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or any of the Class A Ordinary Shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of Class A Ordinary Shares sufficient to pursue the business goals outlined in this prospectus.

DIVIDEND POLICY
As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the PFIC rules, the gross amount of distributions we make to investors with respect to our Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.
Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.
If we determine to pay dividends on any of our Ordinary Shares in the future, as an exempted company, we will be dependent on receipt of funds from Jiadezhigao HK, which is dependent on receipt of funds from Shenzhen Kebiao, which will in turn rely on payments made from Kebiao Technology, Kunyuan, and Jiazhi to Jiade Zhigao, and the distribution of such payments from Jiade Zhigao to Shenzhen Kebiao.
Current PRC regulations permit our PRC subsidiaries to pay dividends to Jiadezhigao HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital.
The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our PRC subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Ordinary Shares.
Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Jiadezhigao HK may be considered a non-resident enterprise for tax purposes, so that any dividends our PRC subsidiaries pay to Jiadezhigao HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Item 10. Additional Information — E. Taxation — People’s Republic of China Enterprise Taxation” in our 2024 Annual Report.
Pursuant to the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to any dividends paid by Shenzhen Kebiao to its immediate holding company, Jiadezhigao HK. As of the date of this Annual Report, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Jiadezhigao HK intends to apply for the tax resident certificate if and when Shenzhen Kebiao plans to declare and pay dividends to Jiadezhigao HK. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of Shenzhen Kebiao, and dividends payable by Shenzhen Kebiao to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in our 2024 Annual Report.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2024 presented on:
•
on an actual basis; and

•
on a pro forma basis to reflect the Share Consolidation, Change of Authorized Share Capital, and Issue of Dual Class Shares since December 31, 2024.

•
on a pro forma as-adjusted basis to give effect to the issuance and sale of 20,000,000 Class A Ordinary Shares offered hereby, based on an assumed offering price of $0.95 per share, assuming the sale of all of the Class A Ordinary Shares we are offering, and (ii) the application of the net proceeds after deducting estimated offering expenses payable by us.

You should read this capitalization table together with our consolidated financial statements and the related notes incorporated by reference into this prospectus and “Item 5. Operating and Financial Review and Prospects” in our 2024 Annual Report, and other financial information incorporated by reference into this prospectus.
	As of December 31, 2024
	Actual	Pro Forma	Pro Forma As-Adjusted(1)
Debt
Bank loan	$547,998	547,998	547,998
Shareholders’ Equity:
Preferred shares (par value of US$0.0001 per share; 30,000,000 preferred shares authorized, nil preferred shares issued and outstanding)	—	—	—
Class A Ordinary Shares (par value of US$0.0001 per share; 395,000,000 Class A Ordinary Shares authorized, nil, 2,317,123, and 22,317,123 Class A Ordinary Shares issued and outstanding – actual, pro forma, and pro forma as-adjusted, respectively)	$—	232	2,232
Class B Ordinary Shares (par value of US$0.0001 per share; 75,000,000 Class B Ordinary Shares authorized, nil, 1,052,063, and 1,052,063 Class B Ordinary Shares issued and outstanding – actual, pro forma, and pro forma as-adjusted)	$—	105	105
Ordinary shares (par value of US$0.01 per share, 200,000,000 Ordinary shares authorized, 24,535,471, nil, and nil ordinary shares issued and outstanding – actual, pro forma, and pro forma as-adjusted, respectively)	$245,355	—	—
Additional paid-in capital	$6,851,994	6,874,966	25,664,424
Statutory reserves	$281,530	281,530	281,530
Retained earnings	$2,533,773	2,533,773	2,533,773
Ordinary shares subscribed	$(222,355)	(278)	(278)
Accumulated other comprehensive income	$57,088	57,088	57,088
Total equity attributable to equity shareholders	$9,747,385	9,747,416	28,538,874
Non-controlling interests	$20,508	20,508	20,508
Total Shareholders’ Equity	$9,767,893	9,767,924	28,559,382
Total Capitalization	$10,315,891	10,315,922	29,107,380

(1)
The pro forma as-adjusted information discussed above is illustrative only. Our additional paid-in capital, total shareholders’ equity, and total capitalization following the completion of this offering are subject to adjustment based on the actual public offering price and other terms of this offering determined at pricing.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or none of the Class A Ordinary Shares offered hereby.

DILUTION
If you invest in the Class A Ordinary Shares being offered in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Class A Ordinary Shares and our pro forma as-adjusted net tangible book value per Class A Ordinary Share immediately after this offering. Dilution results from the fact that the public offering price per Class A Ordinary Share is substantially in excess of the pro forma as-adjusted net tangible book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.
Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 50 votes per Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The Class B Ordinary Shares are not being converted as part of this offering.
Our net tangible book value as of December 31, 2024, was $7,446,600, or $0.3 per Ordinary Share (both Class A and Class B Ordinary Share). Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the offering price per Class A Ordinary Share and after deducting the estimated offering expenses payable by us.
Our pro forma net tangible book value as of December 31, 2024, after giving effect to the Change of Authorized Share Capital and Issue of Dual Class Shares, was $7,446,600, or $2.21 per Ordinary Share. After giving effect to the issuance and sale of 20,000,000 Class A Ordinary Shares offered in this offering at an assumed public offering price of $0.95 per share, after deducting the estimated offering expenses payable by us and assuming the sale of all of the Class A Ordinary Shares we are offering, our pro forma as-adjusted net tangible book value as of December 31, 2024 would have been approximately $26,238,089, or $1.18 per outstanding Class A Ordinary Share. This represents an immediate decrease in net tangible book value of $1.03 per Ordinary Share to the existing shareholders, and an immediate accretion in net tangible book value of $0.23 per Class A Ordinary Share to investors purchasing Class A Ordinary Shares in this offering.
The following tables illustrate calculations on the pro forma net tangible book value per Ordinary Share and dilution:
Per Share Post-Offering(1)
Assumed public offering price per share	$0.95
Pro Forma net tangible book value per Ordinary Share as of December 31, 2024	$2.21
Decrease in pro forma net tangible book value per Ordinary Share attributable to this offering	$1.03
Pro forma as-adjusted net tangible book value per Ordinary Share immediately after this offering	$1.18
Accretion per share to new investors participating in this offering	$0.23

(1)
Assumes net proceeds of $18,791,458 from this offering of 20,000,000 Class A Ordinary Shares at an assumed public offering price of $0.95 per share, calculated as follows: $19,000,000 gross offering proceeds, less the offering expenses of approximately $208,542.

The number of our Ordinary Shares to be outstanding after this offering is based on 2,317,123 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares outstanding as of the date of this prospectus.
A $0.50 increase in the assumed public offering price of $0.95 per share would increase our pro forma as-adjusted net tangible book value as of December 31, 2024 after this offering, assuming the sale of all of the Class A Ordinary Shares we are offering, by approximately $0.45 per Class A Ordinary Share, and would decrease accretion to new investors by approximately $0.05 per Class A Ordinary Share, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting offering expenses payable by us.
A $0.50 decrease in the assumed public offering price of $0.95 per share would decrease our pro forma as-adjusted net tangible book value as of December 31, 2024 after this offering, assuming the sale of all of the Class A Ordinary Shares we are offering, by approximately $0.45 per Class A Ordinary Share, and would increase accretion to new investors by approximately $0.05 per Class A Ordinary Share, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the offering expenses payable by us.
The following tables summarize, on a pro forma as adjusted basis as of December 31, 2024, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated offering expenses payable by us.
	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
	(US$ in thousands)
Existing shareholders	3,369,186	14%	US$ 6,875,025	27%	US$2.04
New investors	20,000,000	86%	US$19,000,000	73%	US$0.95
Total	23,369,186	100%	US$25,875,025	100%	US$1.11
The pro forma as-adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our Class A Ordinary Shares and other terms of this offering determined at the pricing.
Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or any of the Class A Ordinary Shares offered hereby.

CORPORATE HISTORY AND STRUCTURE
Our Corporate History
The Company underwent a reorganization in connection with its initial public offering. For additional information regarding our corporate history, please refer to the section titled “Item 3. Key Information — Our Corporate Structure” and “Item 4. Information on the Company — A. History and Development of the Company” in our 2024 Annual Report on file with the SEC, which is incorporated by reference into this prospectus, together with any other information included or incorporated by reference in this prospectus and any accompanying prospectus supplement.
The following chart illustrates our corporate structure as of the date of this prospectus.

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares will be entitled to 50 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.
(1)
Represents 1,052,063 Class B Ordinary Shares indirectly held by Yuan Li, the 100% owner of JD LIYUAN LIMITED, as of the date of this prospectus.

(2)
Represents 827,063 Class A Ordinary Shares indirectly held by Zhirong Zhou, the 100% owner of ZHOUZHIRONG LIMITED, as of the date of this prospectus.

(3)
Represents 133,375 Class A Ordinary Shares held by JDJDZG LIMITED, which is 16.82% owned by Yuan Li and 83.18% owned by 13 other shareholders, as of the date of this prospectus.

(4)
Represents 262,500 Class A Ordinary Shares held by JDZTZG LIMITED, which is 79.72% owned by Yuan Li and 20.28% owned by six other shareholders, as of the date of this prospectus.

(5)
As of the date of this prospectus, Shenzhen Kebiao is 99.9475% owned by Jiadezhigao HK. The remaining 0.0525% of the company is collectively owned by Yuan Li, Zhirong Zhou, Sichuan Zhongtaizhigao Information Technology Consulting Partnership, and Sichuan Jiaduozhigao Information Technology Consulting Partnership.

(6)
As of the date of this prospectus, Kunyuan is 75% owned by Jiade Zhigao. The remaining 25% of the shares of the company are collectively owned by two shareholders (specifically, 15% are owned by Huai Tang and 10% are owned by Tingting Deng).

Completion of the IPO
On May 17, 2024, we closed our IPO of 2,300,000 ordinary shares at a price of $4.00 per share. We raised $9,200,000 in gross proceeds from our IPO, before deducting underwriting discounts and other related expenses. Net proceeds of our IPO were approximately $6.6 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
For our management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2022, 2023, and 2024, please read “Item 5. Operating and Financial Review and Prospects” in our 2024 Annual Report, which is incorporated by reference into this prospectus.
BUSINESS
For a description of our business, please read “Item 4. Information on the Company — B. Business Overview” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus.
In January 2025, we completed the acquisitions of Kunyuan and Jiazhi. For additional information, see “Note 19 — Subsequent Events” to our consolidated financial statements included in our 2024 Annual Report.
Kunyuan primarily provides safety technology training for personnel engaged in five major categories of conventional special operations: (i) fusion welding and thermal cutting operations; (ii) work at height (scaffolding and erection operations); (iii) high-altitude installation, maintenance, and dismantling operations; (iv) high-voltage electrical work; and (v) low-voltage electrical work. Kunyuan offers initial training, refresher training, and certification renewal programs for these types of operations, with both theoretical instruction and practical training components. After obtaining the required certificates issued by the Ministry of Emergency Management of China, personnel are required to complete refresher training every three years and certification renewal training every six years. As a result, Kunyuan benefits from a high rate of repeat business, providing a recurring revenue stream. Kunyuan generates revenue primarily through training fees, which are approximately RMB1,000 per person for initial training and approximately RMB300 per person for refresher or certification renewal training. Kunyuan trains approximately 800 individuals per month.
Jiazhi principally provides safety technology training for personnel engaged in the same six major categories of conventional special operations as Kunyuan. Jiazhi offers initial training, refresher training, and certification renewal programs, with both theoretical instruction and practical training components. Similar to Kunyuan, after obtaining the required certificates issued by the Ministry of Emergency Management of China, personnel must undergo refresher training every three years and certification renewal training every six years. This results in a high rate of repeat business. Jiazhi generates revenue primarily from training fees, which are approximately RMB1,000 per person for initial training and approximately RMB300 per person for refresher or certification renewal training. Jiazhi trains approximately 400 individuals per month. In addition, Jiazhi has commenced the expansion of supporting facilities, including accommodation and catering services, which are expected to provide additional revenue streams and enhance overall profitability.
REGULATIONS
For major regulations that impact our business, please read “Item 4. Information on the Company — B. Business Overview — Regulations” in our 2024 Annual Report, which is incorporated by reference into this prospectus.
MANAGEMENT
For a description of our management, please read “Item 6. Directors, Senior Management and Employees” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our management since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus.

PRINCIPAL SHAREHOLDERS
The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus for:
•
each of our directors and executive officers; and

•
each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 2,317,123 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on 22,317,123 Class A Ordinary Shares assumed to be outstanding immediately after the completion of this offering, after giving effect to the sale of all Class A Ordinary Shares offered hereby, assuming the number of Class A Ordinary Shares offered by us, as set forth on the cover of this prospectus, remains the same, and 1,052,063 Class B Ordinary Shares to be outstanding after this offering.
Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them.
	Prior to this Offering					After this Offering
	Class A Ordinary Shares Beneficially Owned*		Class B Ordinary Shares Beneficially Owned		Voting Power*	Class A Ordinary Shares Beneficially Owned*		Class B Ordinary Shares Beneficially Owned		Voting Power*
	Number	%	Number	%	%	Number	%	Number	%	%
Directors and Executive Officers(1):
Yuan Li(2)	395,875	17.08%	1,052,063	100%	96.5%	395,875	1.77%	1,052,063	100%	70.74%
Li Tan	—		—		—	—		—		—
Xiang Lan	—		—		—	—		—		—
Hangyu Dai	—		—		—	—		—		—
Xiaohui Li	—		—		—	—		—		—
Shuang Qiu	—		—		—	—		—		—
Shaoping Lu	—		—		—	—		—		—
Shang Wu	—		—		—	—		—		—
All directors and executive officers as a group (eight individuals):	395,875	17.08%	1,052,063	100%	96.5%	395,875	1.77%	1,052,063		70.74%
5% Shareholders(3):
JD LIYUAN LIMITED(2)	—		1,052,063	100%	95.78%	—		1,052,063		70.21%
ZHOUZHIRONG LIMITED(4)	827,063	35.69%	—	—	1.51%	827,063	3.71%	—		1.10%
JDZTZG LIMITED(2)	262,500	11.33%	—	—	0.48%	262,500	1.18%	—		0.35%

*
The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The number and percentage of Class A Ordinary Shares exclude Class A Ordinary Shares convertible from Class B Ordinary Shares as the beneficial ownership of Class B Ordinary Shares is presented separately. Each holder of Class B Ordinary Shares is entitled to 50 votes per Class B Ordinary Share and each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share.

Notes:
(1)
Unless otherwise indicated, the business address of each of the individuals is 18/F, Block D, Huirong Plaza, No. 88, Section 3, Jinhua Road, Jinjiang District, Chengdu City, Sichuan Province, China.

(2)
Represents (i) 1,052,063 Class B Ordinary Shares held by JD LIYUAN LIMITED, a British Virgin Islands company that is 100% owned by Mr. Yuan Li, who has the sole voting and dispositive power over these Class B Ordinary Shares, (ii) 133,375 Class A Ordinary Shares held by JDJDZG LIMITED, a British Virgin Islands company that is 16.82% owned by Mr. Li, who has sole voting and dispositive power over these Class A Ordinary Shares, and (iii) 262,500 Class A Ordinary Shares held by JDZTZG LIMITED, a British Virgin Islands company that is 79.72% owned by Mr. Li, who has the sole voting and dispositive power over these Class A Ordinary Shares.

(3)
Unless otherwise indicated, the business address of the following shareholders is Unit 8, 3/F, Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands, VG1110.

(4)
Represents 827,063 Class A Ordinary Shares held by ZHOUZHIRONG LIMITED, a British Virgin Islands company that is 100% owned by Ms. Zhirong Zhou.

As of the date of this prospectus, approximately 25.82% of our issued and outstanding Class A Ordinary Shares are held in the United States by one record holder (Cede and Co, as nominee for beneficial shareholders).
To our knowledge, the Company is not directly or indirectly owned or controlled by another corporation(s), by any foreign government, or by any other natural or legal person(s) severally or jointly. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS
Employment Agreements
See “Management — Employment Agreements.”
Material Transactions with Related Parties
During the period since the beginning of our preceding three fiscal years up to the date of this prospectus, we have engaged in the following related party transactions. The relationship and the nature of related party transactions are summarized as follow:
Name of Related Party	Relationship to Our Company
Chengdu Jinjiang District New Vision Training School (“New Vision”)	A private non-enterprise organization significantly influenced by Ms. Jie Tong, who is the spouse of Mr. Yuan Li, our Co-Chief Executive Officer and Chairman of the Board of Directors
Sichuan Zhongtai Zhigao Information Technology Consulting Partnership (Limited Partnership) (“ZTZG”)	Holding 10% or more of our Class A Ordinary Shares
Yuan Li	100% owner of our largest shareholder entity and our Co-Chief Executive Officer and Chairman of the Board of Directors
Zhirong Zhou	Holding 10% or more of our Class A Ordinary Shares
Xiang Lan	Key Management of our Company
Hangyu Dai	Key Management of our Company
Li Tan	Key Management of our Company
Accounts receivable-related party
	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024	As of the date of this prospectus
	RMB	RMB	RMB	USD	RMB
New Vision(1)	3,803,779	—	—	—	—
Amounts due from related parties
	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024	As of the date of this prospectus
	RMB	RMB	RMB	USD	RMB
Ms. Zhirong Zhou	99	—	—	—	—
Mr. Hangyu Dai	—	8,000	—	—	—
Mr. Yuan Li	—	—	4,439,705	608,237	—
Total	99	8,000	4,439,705	608,237	—
All amounts due from related parties are unsecured, interest-free and repayable on demand.

Amounts due to related parties
	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024	As of the date of this prospectus
	RMB	RMB	RMB	USD	RMB
ZTZG(2)	590,000	—	—	—	—
Mr. Xiang Lan	577	—	—	—	—
Mr. Yuan Li(3)	20,025	—	275,000	37,675	245,000
Ms. Li Tan	—	—	100	14	—
Total	610,602	—	275,100	37,689	245,000

(1)
For the years ended December 31 2022, we provided education supporting services to New Vision. As of February 28, 2023, the trade receivable balance from New Vision in the amount of RMB3,803,779 had been fully collected.

(2)
For the year ended December 31, 2022, we received interest-free working capital loans from ZTZG to fund our operations. The balance is due on demand. As of the date of this prospectus, the balance has been fully paid.

(3)
For the year ended December 31, 2022, we received interest-free working capital loans from Mr. Yuan Li to fund our operations. As of the date of this prospectus, the aggregate outstanding due to Mr. Yuan Li has been fully paid. For the year ended December 31, 2023, we provided interest-free loans to Mr. Yuan Li, and as of the date of this prospectus, the outstanding balance has been fully repaid. For the year ended December 31, 2024, Mr. Yuan Li made payments to purchase vehicle on behalf of the Company, since vehicle installment payments can only be processed on behalf of the Company in the name of its legal representative.

Other related party transactions
	2022	2023	2024	As of the date of this prospectus
	RMB	RMB	RMB	USD	RMB
New Vision(1)	5,158,349	853,089	—	—	—

(1)
For the years ended December 31, 2022 and 2023, we provided education supporting services to New Vision. As of the date of this prospectus, the related trade receivable balance from New Vision has been fully collected.

DESCRIPTION OF SHARE CAPITAL
We were incorporated in the Cayman Islands as an exempted company with limited liability under the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) on February 20, 2023. A Cayman Islands exempted company:
•
is a company that conducts its business mainly outside the Cayman Islands;

•
does not have to hold an annual general meeting;

•
does not have to make its register of members open to inspection;

•
may obtain an undertaking against the imposition of any future taxation;

•
may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
may register as a limited duration company; and

•
may register as a segregated portfolio company.

The following description of our share capital and provisions of our second amended and restated memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our second amended and restated memorandum and articles of association, copies of which are filed as Exhibit 3.1 to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).
Ordinary Shares
Our authorized share capital is US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each consisting of (a) 395,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, (b) 75,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, and (c) 30,000,000 Preference Shares of a par value of US$0.0001 each. There are 2,317,123 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares issued and outstanding as of the date of this prospectus. As of the date of this prospectus, we have not issued any Preference Shares.
All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.
Subject to the provisions of the Cayman Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.
At the completion of this offering, there will be 22,317,123 Class A Ordinary Shares issued and outstanding assuming the sale of all the Class A Ordinary Shares being offered in this offering, and 1,052,063 Class B Ordinary Shares issued and outstanding.
Listing
Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “JDZG.”
Voting Rights
On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and 50 votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.
Conversion Rights
Class A Ordinary Shares are not convertible. Class B Ordinary Shares are convertible, at the option of the holder thereof, into Class A Ordinary Shares on a one-to-one basis.
Transfer of Shares
Provided that a transfer of Class A Ordinary Shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer Class A Ordinary Shares or Class B Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:
(a)
where the Class A Ordinary Shares or Class B Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)
where the Class A Ordinary Shares or Class B Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into our register of members.
Where the Class A Ordinary Shares or Class B Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Class A Ordinary Shares or Class B Ordinary Shares unless:
(a)
the instrument of transfer is lodged with us, accompanied by the certificate for the Class A Ordinary Shares or Class B Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)
the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)
the instrument of transfer is properly stamped, if required;

(d)
the Class A Ordinary Shares or Class B Ordinary Shares transferred is fully paid and free of any lien in favor of us;

(e)
any fee related to the transfer has been paid to us; and

(f)
the transfer is not more than four joint holders.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.
For further information on our share capital and the material provisions of our memorandum and articles, please read “Description of Securities” that is attached as Exhibit 2.2 to our 2024 Annual Report, which are incorporated by reference into this prospectus.

History of Share Capital
The following is a summary of our share capital during the last three years. No shares were issued for consideration other than cash.
We were incorporated in the Cayman Islands as an exempted company with limited liability on February 20, 2023. We issued the following ordinary shares to our founding shareholders:
Purchaser	Date of Issuance	Number of Ordinary Shares
JD LIYUAN LIMITED	February 20, 2023	8,416,500
ZHOUZHIRONG LIMITED	February 20, 2023	6,616,500
JDJDZG LIMITED	February 20, 2023	1,067,000
JDZTZG LIMITED	February 20, 2023	2,100,000
WISMASS BVI	June 30, 2023	4,035,471
On May 17, 2024, we closed our IPO of 2,000,000 ordinary shares, par value $0.01 per share, at a price of $4.00 per share. We raised $5,821,000 in gross proceeds from our IPO, before deducting underwriting discounts and other related expenses. Net proceeds of our IPO were approximately $6,937,000.
On June 24, 2025, the Company effected the Share Consolidation on Nasdaq, which was approved by the Company’s board of directors on May 6, 2025, and approved by the Company’s shareholders on May 23, 2025. As a result of the Share Consolidation, the 200,000,000 authorized ordinary shares, issued and unissued, in the Company of $0.01 par value, were automatically consolidated into to 25,000,000 ordinary shares of $0.08 par value each, without any action on the part of the shareholders.
On June 24, 2025, the Company also effected the Change of Authorized Share Capital on Nasdaq, which was also approved by the Company’s board of directors on May 6, 2025, and approved by the Company’s shareholders on May 23, 2025. Pursuant to the Change of Authorized Share Capital, the Company’s authorized share capital was increased from $2,000,000 divided into 25,000,000 ordinary shares of a par value of $0.08 each, to an aggregate of (i) $2,000,000 divided into 25,000,000 ordinary shares of a par value of $0.08 each, and (ii) $50,000 divided into 500,000,000 shares of a par value of $0.0001 each, consisting of (a) 395,000,000 Class A Ordinary Shares, (b) 75,000,000 Class B Ordinary Shares, and (c) 30,000,000 Preference Shares, each with such rights and restrictions as set forth in the Company’s second amended and restated memorandum and articles of association. Immediately following such increase in authorized share capital, the Company effected the Issue of Dual Class Shares. Such issuances did not affect the relative shareholding percentages of any shareholder in the Company. Following the Issue of Dual Class Shares, the Company repurchased all of the approximately 3,066,935 issued ordinary shares of $0.08 par value held by its shareholders and simultaneously canceled such shares. Lastly, the Company canceled all 25,000,000 of its remaining authorized but unissued ordinary shares of $0.08 par value. As a result of the Share Consolidation and Change of Authorized Share Capital, the Company’s authorized share capital became $50,000 divided into 500,000,000 shares of a par value of $0.0001 each, consisting of 395,000,000 Class A Ordinary Shares, 75,000,000 Class B Ordinary Shares, and 30,000,000 Preference Shares.
On July 15, 2025, we adopted the 2025 Equity Incentive Plan, pursuant to which, on the same date, we issued an aggregate of 302,230 Class A Ordinary Shares, par value US$0.0001 per share, as follows: 75,557 Class A Ordinary Shares were issued to Xiwen Liang, 75,558 Class A Ordinary Shares were issued to Huiting Peng, 75,557 Class A Ordinary Shares were issued to Zhiqiu Xia, and 75,558 Class A Ordinary Shares were issued to Jun Fu. Following these issuances, we had 2,317,123 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares outstanding.

SHARES ELIGIBLE FOR FUTURE SALE
Rule 144
In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months is entitled to sell the restricted securities without registration under the Securities Act, subject to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares) and have beneficially owned our restricted securities for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:
•
1% of the then outstanding ordinary shares of the same class, which will equal approximately 223,171 Class A Ordinary Shares immediately after this offering, assuming the sales of all of the Class A Ordinary Shares we are offering; and

•
the average weekly trading volume of our ordinary shares of the same class on the Nasdaq Capital Market during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.
Rule 701
Beginning 90 days after we became a reporting company, persons other than affiliates who purchased ordinary shares under a written compensatory plan or other written agreement executed prior to the completion of our initial public offering may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.
Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires, if any.
Regulation S
Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

PLAN OF DISTRIBUTION
This is a self-underwritten offering. This prospectus is part of a registration statement that permits our Co-Chief Executive Officer, Mr. Yuan Li, to sell Class A Ordinary Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to him for any Class A Ordinary Shares that are sold.
There are no plans or arrangements to enter into any contracts or agreements to sell the Class A Ordinary Shares with a broker or dealer. Mr. Yuan Li, our Co-Chief Executive Officer, will sell the Class A Ordinary Shares on behalf of the Company, and he intends to offer the Class A Ordinary Shares to friends, family members and business acquaintances. In offering the Class A Ordinary Shares on our behalf, Mr. Li will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Exchange Act.
Mr. Yuan Li will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.
•
Mr. Yuan Li is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

•
Mr. Yuan Li will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

•
Mr. Yuan Li is not, nor will he be at the time of his participation in the offering, an associated person of a broker- dealer; and

•
Mr. Yuan Li meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

•
primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities;

•
is not a broker or dealer, or been associated person of a broker or dealer, within the preceding 12 months; and

•
has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control person, and affiliates of the same do not intend to purchase any securities in this offering.
Selling Restrictions
No action may be taken in any jurisdiction other than the United States that would permit a public offering of our Class A Ordinary Shares or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our Class A Ordinary Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules, and regulations of any such country or jurisdiction.

EXPENSES RELATING TO THIS OFFERING
Set forth below is an itemization of the total expenses expected to be incurred in connection with the offer and sale of our Class A Ordinary Shares, all of which will be paid by us. Except for the SEC registration fee, all amounts are estimates.
SEC registration fee	$2,909
Accounting fees and expenses	20,000
Legal fees and expenses	167,500
Printing expenses	15,714
Miscellaneous	2,419
Total	$208,542
LEGAL MATTERS
We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP, our legal counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by China Commercial Law Firm.
EXPERTS
The consolidated financial statements for the year ended December 31, 2024, incorporated by reference into this prospectus from our 2024 Annual Report, have been so incorporated in reliance on the reports of Enrome LLP, an independent registered public accounting firm since January 20, 2025, given on the authority of said firm as experts in auditing and accounting. The office of Enrome LLP is located at 43 Cecil Street #19-03/04, GB Building, Singapore 069542.
The consolidated financial statements for the years ended December 31, 2022 and 2023, incorporated by reference into this prospectus, have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of ZH CPA, LLC is located at 999 18th Street, Suite 3000, Denver, Colorado 80202.
CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT
We have previously reported changes in our certifying accountant and there has been no further change that is required to be disclosed by Item 16F of Form 20-F. Please see our previous disclosures in “Item 16F. Change in Registrant’s Certifying Accountant” in our 2024 Annual Report and our report of foreign private issuer on Form 6-K furnished to the SEC on January 22, 2025, which are incorporated by reference into this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act with respect to the Class A Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-1 and its exhibits and schedules for further information with respect to us and the Class A Ordinary Shares.
We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.
MATERIAL CHANGES
Except as otherwise described in the 2024 Annual Report, in our reports of foreign issuer on Form 6-K filed or furnished under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or an applicable prospectus supplement, no reportable material changes have occurred since December 31, 2024.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:
•
our 2024 Annual Report filed with the SEC on April 25, 2025; and

•
our reports of foreign private issuer on Form 6-K filed with the SEC on May 6, 2025, May 23, 2025, and June 20, 2025.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:
JIADE LIMITED
18/F, Block D, Huirong Plaza, No. 88, Section 3, Jinhua Road
Jinjiang District, Chengdu City, Sichuan Province
The People’s Republic of China, 610000
Tel: (+86) 400-028-0776
Attention: Yuan Li, Co-Chief Executive Officer
Email: kevin@sckbkj.com
You also may access the incorporated reports and other documents referenced above on our website at ir.sckbkj.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these Class A Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

JIADE LIMITED
Up to 20,000,000 Class A Ordinary Shares
Prospectus
August [•], 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.
Our second amended and restated articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:
(a)   all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities, or discretions; and
(b)   without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative, or investigative proceedings (whether threatened, pending, or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.
We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.
ITEM 7.   RECENT SALES OF UNREGISTERED SECURITIES.
During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.
Securities/Purchaser	Date of Issuance	Number of Securities*	Consideration
Ordinary Shares
JD LIYUAN LIMITED	February 20, 2023	1,052,063	US$84,165
ZHOUZHIRONG LIMITED	February 20, 2023	827,063	US$66,165
JDJDZG LIMITED	February 20, 2023	133,375	US$10,670
JDZTZG LIMITED	February 20, 2023	262,500	US$21,000
WISMASS BVI	June 30, 2023	504,434	100% of the equity interests in WISMASS HK

*
The number of securities reflects a share consolidation on a 8:1 basis approved by the Company’s board of director on May 6, 2025 and by the Company’s shareholders on May 23, 2025.

ITEM 8.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a)   Exhibits
EXHIBIT INDEX
Description
3.1
Second Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form S-8 (File No. 333-288704), as amended, initially filed with the Securities and Exchange Commission on July 15, 2025)

4.1
Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form S-8 (File No. 333-288704), as amended, initially filed with the Securities and Exchange Commission on July 15, 2025)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A Ordinary Shares
10.1	Form of Employment Agreement by and between executive officers and the Registrant (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-276283), as amended, initially filed with the Securities and Exchange Commission on December 27, 2023)
10.2	Form of Indemnification Agreement with the Registrant’s directors and officers (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333-276283), as amended, initially filed with the Securities and Exchange Commission on December 27, 2023)
10.3	Form of Service Agreements by and between the Registrant and Adult Education Institutions (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1 (File No. 333-276283), as amended, initially filed with the Securities and Exchange Commission on December 27, 2023)
10.5*	Form of Securities Purchase Agreement
21.1
Subsidiaries (incorporated herein by reference to Exhibit 8.1 to the annual report on Form 20-F (File No. 001-42098), as amended, initially filed with the Securities and Exchange Commission on April 25, 2025)

23.1*	Consent of Enrome LLP
23.2*	Consent of ZH CPA, LLC
23.3*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.4*	Consent of China Commercial Law Firm
24.1	Power of Attorney (included on signature page hereof)
99.1	Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1 (File No. 333-276283), as amended, initially filed with the Securities and Exchange Commission on December 27, 2023)
107*	Filing Fee Table

*
Filed herewith

(b)   Financial Statement Schedules
Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.
ITEM 9.   UNDERTAKINGS.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(a)
The undersigned registrant hereby undertakes that:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4)
to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)
that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
if the issuer is relying on Rule 430B:

(A)
each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
any other communication that is an offer in the offerings made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that:

(1)
for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to

Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)
for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chengdu, People’s Republic of China, on August 14, 2025.
JIADE LIMITED
By:
/s/ Yuan Li

Yuan Li
Co-Chief Executive Officer, Director, and Chairman of the Board of Directors
(Principal Executive Officer)
Power of Attorney
Each person whose signature appears below constitutes and appoints Yuan Li as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Yuan Li Name: Yuan Li	Co-Chief Executive Officer, Director, and Chairman of the Board of Directors (Principal Executive Officer)	August 14, 2025
/s/ Li Tan Name: Li Tan	Chief Financial Officer (Principal Accounting and Financial Officer)	August 14, 2025
/s/ Xiaohui Li Name: Xiaohui Li	Co-Chief Executive Officer and Director	August 14, 2025
/s/ Shuang Qiu Name: Shuang Qiu	Director	August 14, 2025

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of JIADE LIMITED, has signed this registration statement or amendment thereto in New York, NY on August 14, 2025.
Cogency Global Inc.
Authorized U.S. Representative
By:
/s/ Colleen A. De Vries

Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.